Exhibit 99.1

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039
Celanese Corporation Doubles Dividend and Declares Quarterly Dividend
DALLAS, July 25, 2013 - Celanese Corporation (NYSE:CE), a global technology and specialty materials company, today announced that its board of directors has approved a 100 percent increase in the company's quarterly common stock cash dividend. The dividend rate increased from $0.09 to $0.18 per share of common stock on a quarterly basis and from $0.36 to $0.72 per share of common stock on an annual basis. The new dividend rate will be applicable immediately.
"Doubling our dividend reflects our continued confidence in Celanese's strategic direction and our ability to generate cash to support our long-term growth objectives," said Mark Rohr, chairman and chief executive officer. "We will continue to pursue a balanced cash deployment strategy, including dividends, share repurchases and debt reduction, while investing in growth initiatives that should generate strong returns for our shareholders."
The company also declared a quarterly cash dividend of $0.18 per share on its Series A common stock, payable on August 15, 2013.
The dividend is payable for the period beginning May 1, 2013 and ending on and including July 31, 2013 to stockholders of record as of August 5, 2013.

Contacts:
Investor Relations	Media
Jon Puckett	Travis Jacobsen
Phone: +1 972 443 4965	Phone: +1 972 443 3750
Telefax: +1 972 443 8519	Telefax: +1 972 443 8519
Jon.Puckett@celanese.com	William.Jacobsen@celanese.com
Celanese Corporation is a global technology leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. With sales almost equally divided between North America, Europe and Asia, the company uses the full breadth of its global chemistry, technology and business expertise to create value for customers and the corporation. Celanese partners with customers to solve their most critical needs while making a positive impact on its communities and the world. Based in Dallas, Texas, Celanese employs approximately 7,600 employees worldwide and had 2012 net sales of $6.4 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.
Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance and other information that is not historical information. When used in this release, the words “will,” “intends,” “expects,” “estimates,” “anticipates,” “projects,” “plans,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. The company's ability to realize these expectations is subject to numerous factors and contingencies, many of which are beyond the company's control. These include local and national economic, credit and capital market conditions, including prevailing interest rates; legal and regulatory developments, including changes to tax rates, applicable securities regulations or accounting standards; and geopolitical conditions, including the occurrence of acts of war or terrorist incidents or natural disasters. Any of these factors or others not named herein could cause the company's actual results to differ materially from those expressed as forward-looking statements. In addition, other risk factors that could cause actual results to differ materially from the forward-looking statements contained in this release include those that are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.